EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-             ) pertaining to the American Capital Agency Corp. Equity Incentive Plan for Independent Directors of our report dated January 11, 2008, with respect to the balance sheet of American Capital Agency Corp. included in its Registration Statement on Form S-11 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
May 14, 2008